CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-22867, 333-160975, and 333-168901), S-4 No. (333-172084) and S-8 (Nos. 33-50301, 33-62155, 333-01519, 333-02353, 333-26961, 333-26963, 333-86983, 333-86985, 333-86987, 333-75524, 333-97121, 333-104701, 333-115044, 333-127161, 333-136241, 333-142575, 333-154965, 333-174375, 333-178497 and 333-178775) of AGL Resources Inc. of our report dated February 22, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Atlanta, Georgia
February 22, 2012